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                                                                  EXHIBIT 23.02

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
Specialty Catalog Corp.

  We consent to the use in this Registration Statement of Specialty Catalog Corp. on Form S-1 of our report dated April 19, 1996 (except for Note 15, for which the date is August 16, 1996), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Specialty Catalog Corp., listed in Item 16. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ Deloitte & Touche LLP
                                     ------------------------------------------
                                          Deloitte & Touche LLP

New York, New York

October 11, 1996